Exhibit 21.1

Subsidiaries of the Registrant

The subsidiaries of the Registrant, excluding those which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of July 31, 2019, are:

Subsidiary	Jurisdiction
2700 Real Estate Holdings, LLC	Indiana
Airstream, Inc.	Nevada
Balder Industries GmbH	Germany
Bison Horse Trailers, LLC dba Bison Coach	Indiana
Bürstner GmbH & Co. KG	Germany
Bürstner S.A.	France
Camping Oase GmbH	Germany
Capron GmbH	Germany
Caraconsult GmbH – 75% economic interest	Germany
Carado GmbH	Germany
Cruiser RV, LLC	Indiana
Dethleffs France S.A.R.L. – 98% economic interest	France
Dethleffs GmbH & Co. KG	Germany
DRV, LLC.	Indiana
Erwin Hymer Center Bad Waldsee GmbH	Germany
Erwin Hymer Center Stuttgart GmbH	Germany
Erwin Hymer Group Holdings UK Ltd.	United Kingdom
Erwin Hymer Group Iberica S.L. – 51% economic interest	Spain
Erwin Hymer Group Immobilien GmbH	Germany
Erwin Hymer Group Immobilien Isny GmbH & Co. KG	Germany
Erwin Hymer Group Italia S.p.A.	Italy
Erwin Hymer Group Nederland BV	Netherlands
Erwin Hymer Group Nord ApS	Denmark
Erwin Hymer Group SE	Germany
Erwin Hymer Group Suomi Oy	Finland
Erwin Hymer Group Sverige AB – 51% economic interest	Sweden
Erwin Hymer Group UK Ltd.	United Kingdom
Erwin Hymer World GmbH	Germany
Etrusco GmbH	Germany
Freya Holdings Ltd.	Bermuda
Goldschmitt techmobil GmbH	Germany
Grundstücksgesellschaft Sassenberg GmbH & Co. KG	Germany
Heartland Recreational Vehicles, LLC	Indiana
Hodur Industries, LLC	Indiana
Hymer GmbH & Co. KG	Germany
Hymer Immobilien GmbH & Co. KG	Germany
Hymer Loisirs France S.A.R.L.	France
Jayco, Inc	Indiana
K.Z., Inc.	Indiana
Keystone RV Company	Delaware
KZRV, L.P.	Indiana
Laika Caravans S.p.A.	Italy
LMC Caravan GmbH & Co. KG	Germany
Luoyang Erwin Hymer – Loncen Caravan Co. LTD – 50% economic interest	China

Milford Property, LLC	Indiana
Motorized Real Estate, LLC	Indiana
Movera GmbH	Germany
Niesmann+ Bischoff GmbH	Germany
Odin Industries GmbH	Germany
Postle Operating, LLC	Delaware
Rental Alliance GmbH	Germany
Sif Industries B.V.	Netherlands
Sunlight GmbH	Germany
TEC Caravan GmbH & Co. KG	Germany
Temple Operating, LLC	Delaware
TH2connect, LLC – 50% economic interest	Delaware
Thor Motor Coach, Inc.	Delaware
Thor Tech, Inc.	Nevada
Thor Wakarusa LLC	Indiana
Towable Holdings, Inc.	Delaware
Tyr Holdings LLC & Co. KG	Germany